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MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

                             Preliminary Termsheet
                                [$134,754,000]
                                  Approximate

                  Morgan Stanley Mortgage Loan Trust 2006-8AR
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-8AR
                        Groups 2-3 Senior Certificates

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-
000636.txt

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

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MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

                           $134,754,000(Approximate)
                  Morgan Stanley Mortgage Loan Trust 2006-8AR
                               (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-8AR
                        Groups 2-3 Senior Certificates

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                    Wells Fargo Bank, National Association
                               (Master Servicer)

                                                         Transaction Highlights
                                                         ----------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Initial         Initial
 Offered                                       Expected    Avg Life to    Payment Window to Mty     Subordination   Pass-Through
 Classes      Description       Balance(2)      Ratings      Mty(1)                (1)                Level(3)          Rate
==================================================================================================================================
  2-A(6)        Senior         $40,018,000      AAA/Aaa       3.23                1-359                 8.10%        6.2873%(4)
----------------------------------------------------------------------------------------------------------------------------------
  3-A(6)        Senior         $94,736,000      AAA/Aaa       3.24                1-360                 8.10%        6.4868%(5)
----------------------------------------------------------------------------------------------------------------------------------
   A-R         Residual            $100         AAA/Aaa                             Not Offered Hereby
----------------------------------------------------------------------------------------------------------------------------------
  II-B-1      Subordinate                                             Not Offered Hereby
----------------------------------------------------------------------------------------------------------------------------------
  II-B-2      Subordinate
----------------------------------------------------------------------------------------------------------------------------------
  II-B-3      Subordinate
----------------------------------------------------------------------------------------------------------------------------------
  II-B-4      Subordinate
----------------------------------------------------------------------------------------------------------------------------------
  II-B-5      Subordinate
----------------------------------------------------------------------------------------------------------------------------------
  II-B-6      Subordinate
----------------------------------------------------------------------------------------------------------------------------------

Notes:
------

      (1)   Based on 100% of the prepayment assumption as described herein.
      (2)   Bond sizes subject to a variance of plus or minus 10%.
      (3) Subordination Levels are preliminary, subject to final Rating Agency approval and will have a variance of plus or minus 1.50%.
      (4) The pass-through rate for Class 2-A Certificates will be subject to the weighted average Net Mortgage Rates of the group 2 mortgage loans (the "Group 2 Net WAC") as described herein.
      (5) The pass-through rate for Class 3-A Certificates will be subject to the weighted average Net Mortgage Rates of the group 3 mortgage loans (the "Group 3 Net WAC") as described herein.
      (6) This class is presented solely for purposes of discussion and is likely to be divided into multiple classes with varying coupons, average lives to maturity and payment windows.

-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

Issuing Entity:      Morgan Stanley Mortgage Loan Trust 2006-8AR

Depositor:           Morgan Stanley Capital I Inc.  The offered certificates
                     will be issued under the depositor's registration statement (File No. 333-130684 with the Securities and Exchange Commission).

Sponsor:             Morgan Stanley Mortgage Capital Inc.

Originators:         Morgan Stanley Mortgage Capital Inc., the Sponsor, is
                     expected to be the originator for approximately 99.27% and 100.00% of the Mortgage Loans in Loan Group 2 (the
                     "Group 2 Mortgage Loans") and Loan Group 3 (the "Group 3
                     Mortgage Loans") respectively, by principal balance.

Servicers:           GMAC Mortgage Corporation is expected to be the initial
                     servicer of 100.00% of both the Group 2 and Group 3
                     Mortgage Loans, by principal balance.  See Exhibit 2.

Servicing Fee:       The Servicing Fee Rate for Group 2 is expected to be
                     approximately 0.375% per annum

                     The Servicing Fee Rate for Group 3 is expected to be approximately 0.375% per annum

                     For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period from between the servicer remittance date and the Distribution Date. From its compensation, the master servicer will pay the fees of the Securities Administrator, the Trustee and any Custodians' ongoing (safekeeping and loan file release only) fees.

Servicer             Generally, the 18th of the month in which the
Remittance Date:     Distribution Date occurs.

Master Servicer/
Securities
Administrator:       Wells Fargo Bank, National Association.

Trustee:             LaSalle Bank, National Association.

Managers:            Morgan Stanley (sole lead manager).

Rating Agencies:     The Offered Certificates are expected to be rated by two
                     out of the three major rating agencies:  Standard &
                     Poor's, Moodys Investors Service, Inc. or Fitch.

Offered              The Class 2-A and Class 3-A Certificates.
Certificates:


Senior Certificate   The Group 2 Senior Certificates and Group 3 Senior
Group:               Certificates.


Senior               Collectively, the Group 2 Senior Certificates and Group 3
Certificates:        Senior Certificates or any classes of certificates
                     resulting from the division of the Offered Certificates and having a distribution priority over the Aggregate
                     Group II Subordinate Certificates.

Group 2 Senior       The Class 2-A and Class A-R Certificates.
Certificates:

Group 3 Senior       The Class 3-A Certificates.
Certificates:

Class II-B           The Class II-B-1, Class II-B-2, Class II-B-3, Class
Certificates:        II-B-4, Class II-B-5, and Class II-B-6 Certificates.

Aggregate Group II   The Class II-B Certificates.
Subordinate
Certificates:

-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

Aggregate Group II   The Group 2 Senior Certificates and Group 3 Senior
Certificates:        Certificates and the Aggregate Group II Subordinate
                     Certificates. Such certificates many be referred to individually or collectively as certificates in "Aggregate Group II."

Other Certificates:  It is anticipated that other classes of certificates will be issued by the Issuing Entity, including other groups of Senior Certificates (each a "Senior Certificate Group"), and other groups of subordinate certificates (each an "Aggregate Subordinated Certificate Group"). There will be no cross collateralization between the Aggregate Group II Certificates and any other classes of certificates.

Relationship         The certificates with a "2" prefix and the Class A-R
between Loan         Certificates are sometimes referred to as the group 2
Groups and           senior certificates and they correspond to the mortgage
Certificate Groups:  loans in loan group 2.  The certificates with a "3"
                     prefix are sometimes referred to as the group 3 senior certificates and they correspond to the mortgage loans in loan group 3. Aggregate Group II Subordinate
                     Certificates relate to loan group 2 and loan group 3.

Expected Closing     May 31, 2006 through DTC and, upon request only, through
Date:                Euroclear or Clearstream.

Cut-off Date:        May 1, 2006.

Forms and            The Offered Certificates will be issued in book-entry
Denomination:        form and in minimum dollar denominations of $25,000, with
                     an additional increment of $1,000.

CPR: "CPR" represents an assumed constant rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans.

Prepayment           25% CPR.
Assumption:

Record Date:         For the Offered Certificates and any Distribution Date,
                     the business day immediately preceding that Distribution
                     Date, or if the Offered Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that Distribution
                     Date.

Accrual Period:      The interest accrual period (the "Accrual Period") for
                     each class of certificates and any distribution date is the calendar month immediately prior to the month in which the relevant distribution date occurs. Interest is required to be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distribution Dates:  The 25th of each month, or if such day is not a business day, on the next business day, beginning in June 2006.

Last Scheduled       The Distribution Date occurring in [June 2036].
Distribution Date:

Clean-Up Call:       The terms of the transaction allow for a purchase of the
                     Aggregate Loan Group II Mortgage Loans resulting in the retirement of the Aggregate Group II Certificates once the aggregate principal balance of the Aggregate Loan
                     Group II Mortgage Loans is equal to 1% or less of aggregate principal balance of the Aggregate Loan Group
                     II Mortgage Loans as of the Cut-off Date (the "Clean-Up
                     Call Date"). The Master Servicer may assign its right to the Clean-Up Call to another party.


-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

Aggregate Loan       Aggregate Loan Group I consists of mortgage loans in
Groups:              Group 1.  Certificates relating to that group are not
                     offered hereby.

                     Aggregate Loan Group II consists of mortgage loans from Group 2 and Group 3.

                     Aggregate Loan Group III consists of mortgage loans from Group 4, Group 5, and Group 6. Certificates relating to that group are not offered hereby.

Group 2 Mortgage     As of the Cut-off Date, the Group 2 Mortgage Loans
Loans:               consist of 72 adjustable rate residential, first-lien
                     mortgage loans. The aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-off Date will be approximately $43,545,580.

Group 3 Mortgage     As of the Cut-off Date, the Group 3 Mortgage Loans
Loans:               consist of 184 adjustable rate residential, first-lien
                     mortgage loans. The aggregate principal balance of the Group 3 Mortgage Loans as of the Cut-off Date will be approximately $103,086,672.

Substitution         The amount by which the balance of any Mortgage Loan that
Adjustment Amount:   is repurchased from the trust exceeds the balance of any
                     Mortgage Loan which is then substituted. The entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution Adjustment Amount.

Liquidated           A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan
Mortgage Loan:       as to which the related Servicer has determined that all
                     recoverable liquidation and insurance proceeds have been received.

Realized Loss:       A "Realized Loss" for a Liquidated Mortgage Loan is the
                     amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related
                     Mortgage Loan.

REO Property:        Real estate owned by the issuing entity.

Depositor's Option   The Depositor has the option, but is not obligated, to
to Purchase          purchase from the Issuing Entity any Breached Mortgage
Breached Mortgage    Loan at the Purchase Price provided that certain
Loans:               conditions are met.

Breached Mortgage    A Mortgage Loan (a) (i) on which the first payment was
Loan:                not made or (ii) that has been delinquent one or two
                     times in the six months following the Cut-off Date and
                     (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:      Purchase Price shall be 100% of the unpaid principal
                     balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master
                     Servicer related to the Mortgage Loan.

Delinquency:         As calculated using the MBA methodology, as of the
                     cut-off date, none of the Aggregate Group II Mortgage
                     Loans were more than 30 days' delinquent. No more than 2% of the Aggregate Group II Mortgage Loans by aggregate stated principal balance as of the cut-off date have been delinquent 30 days or more at least once since they were originated. The servicer of some of these mortgage loans has changed at least one time since they were originated. None of the Aggregate Group II Mortgage
                     Loans have been 60 or more days delinquent since they were originated. According to the MBA methodology, a mortgage loan increases its delinquency status if a scheduled monthly payment with respect to that mortgage loan is not received by the end of the day immediately preceding that mortgage loan's next due date.


-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

Class Principal      The "Class Principal Balance" of any Class of
Balance:             Certificates as of any Distribution Date is the initial
                     Class Principal Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of Certificates on the Class as payments of principal, and (ii) the amount of Realized Losses (including Excess Losses) on the Mortgage Loans in the related Loan Group allocated to the Class.

Due Date:            "Due Date" means, with respect to a Mortgage Loan, the
                     day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:   "Prepayment Period" means for any Mortgage Loan and any
                     Distribution Date, the calendar month
                     preceding that Distribution Date.

Principal Amount:    The "Principal Amount" for any Distribution Date and each
                     of Loan Group 2 and Loan Group 3 will equal the sum of:

                     1. all monthly payments of principal due on each Mortgage Loan (other than a liquidated mortgage loan) in the related Loan Group on the related Due Date,

                     2. the principal portion of the purchase price of each Mortgage Loan in the related Loan Group that was repurchased by the Seller pursuant to the Pooling and Servicing Agreement or the related
                     Originator pursuant to the related underlying mortgage loan purchase agreement as of the Distribution Date,

                     3. the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in the related Loan Group received with respect to the Distribution Date,

                     4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage
                     Loans in the related Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

                     5. with respect to each Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

                     6. all partial and full principal prepayments by borrowers on the Mortgage Loans in the related Loan Group received during the related Prepayment Period, and

                     7. any subsequent recoveries (as further described in the Free Writing Prospectus under "Servicing of the Mortgage Loan - Subsequent Recoveries") on the Mortgage Loans in the related Loan Group received during the calendar month preceding the month of the Distribution Date.



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

Senior Principal     The "Senior Principal Distribution Amount" for any
Distribution         Distribution Date and Loan Group will equal the sum of
Amount:
                     o the related Senior Percentage of all amounts described in clauses 1. through 4. of the definition of Principal
                     Amount for that Loan Group and that Distribution Date,

                     o for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                          o the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

                          o either (i) the related Senior Prepayment
                          Percentage of the amount of the liquidation proceeds described in clause 5. of the Principal Amount of that Loan Group and Distribution Date allocable to principal received on the Mortgage Loan or (ii) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

                     o the sum of the related Senior Prepayment Percentage of amounts described in clauses 6. and 7. of the definition of Principal Amount for that Loan Group and that Distribution Date;

                     o any transfer payments received for that Loan Group and Distribution Date;

                     provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in that Loan Group that is not a Liquidated Mortgage Loan, that Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss.



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

The Aggregate        Transfer Payments due to disproportionate principal
Group II             payments. On each Distribution Date after the first
Certificates-        Senior Termination Date but prior to the earlier of the
Transfer Payments    Senior Credit Support Depletion Date and the second
                     Senior Termination Date, all principal on the Mortgage
                     Loans in a Loan Group of Aggregate Group II Mortgage
                     Loans will be paid on a pro rata basis, based on Class
                     Principal Balance, to the Aggregate Group II Senior
                     Certificates then outstanding relating to the other Loan
                     Groups of Aggregate Group II Mortgage Loans. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated
                     Percentage for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated
                     Principal Balance of all of the Aggregate Group II
                     Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Principal Balance of the Aggregate Group
                     II Subordinated Certificates, is less than 50%. If principal from one Loan Group of Aggregate Group II
                     Mortgage Loans is distributed to the Aggregate Group II
                     Senior Certificates of another Loan Group according to this paragraph, the Aggregate Group II Subordinated
                     Certificates will not receive that principal amount on that Distribution Date.

                     Transfer Payments due to disproportionate Realized Losses in one Loan Group. If on any Distribution Date the aggregate Class Principal Balance of the Aggregate Group II Senior Certificates related to a Loan Group of Aggregate Group II Mortgage Loans immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group of Aggregate Group II Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date (the "Undercollateralized Group"), then the following will occur:

                     o the Available Funds in each other Loan Group of Aggregate Group II Mortgage Loans that is not an Undercollateralized Group (each, an "Overcollateralized Group") will be reduced, after distributions of interest to the Aggregate Group II Senior Certificates of the Overcollateralized Group, by an amount equal to one month's interest on the Transfer Payment Received by the Undercollateralized Group at the pass-through rate applicable to the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

                     o the portion of the Available Funds in respect of principal on the Mortgage Loans in the Overcollateralized Group of Aggregate Group II Mortgage Loans, after distributions of principal to the Aggregate Group II Senior Certificates of each Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the Aggregate Group II Senior Certificates of each Undercollateralized Group until the Class Principal Balance of the Senior Certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group of Aggregate Group II Mortgage Loans

                     Consequently, the Aggregate Group II Subordinated Certificates will not receive any distributions of principal until each Undercollateralized Group of Aggregate Group II Mortgage Loans is no longer undercollateralized. If more than one Loan Group of Aggregate Group II Mortgage Loans on any Distribution Date is entitled to a Transfer Payment Received, such Transfer Payments shall be allocated among such Loan Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Balance of the related Aggregate Group II Senior Certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group on the Due Date in the month preceding the month of such Distribution Date. If more than one Loan Group of Aggregate Group II Mortgage Loans on any Distribution Date is required to make a Transfer Payment Made, such Transfer Payments shall be allocated among such Loan Groups of Aggregate Group II Mortgage Loans, pro rata, on the basis of the Class Principal Balance of the related Aggregate Group II Senior Certificates.



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

                     On each Distribution Date, the "Transfer Payment" for the Undercollateralized Group of Aggregate Group II Mortgage Loans will equal the excess, if any, of the Class Principal Balance of the Aggregate Group II Senior Certificates immediately prior to such Distribution Date related to such Principal Balance of the Mortgage Loans in such Loan Group of Aggregate Group II Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date. The Transfer Payment received by the Undercollateralized Group is referred to as a "Transfer Payment Received." The Transfer Payment made by the Overcollateralized Group is referred to as a "Transfer Payment Made."

                     All or a portion of the distributions to the Aggregate Group II Senior Certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

Senior Percentage:   The "Senior Percentage" for any Senior Certificate Group
                     and Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior
                     Certificates of such Senior Certificate Group immediately before that Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in the related Loan Group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to such prior Due Date); provided, however, that on any Distribution Date after the first related Senior
                     Termination Date, in the case of the Aggregate Group II
                     Certificates, the Senior Percentage of the remaining
                     Senior Certificate Group in Aggregate Certificate Group
                     II is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal
                     Balance of each class of Senior Certificates (other than the Notional Amount Certificates) of such remaining
                     Senior Certificate Group immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal Balance of all Classes of Certificates (other than the Notional Amount
                     Certificates) in that Aggregate Certificate Group immediately prior to such Distribution Date.

                     For any Distribution Date on and prior to the first related Senior Termination Date, the "Subordinated Percentage" for the portion of the Aggregate Group II Subordinated Certificates relating to Loan Group 2 and Loan Group 3 as applicable, in each case will be calculated as the difference between 100% and the Senior Percentage of the Senior Certificate Group relating to that Loan Group on such Distribution Date. After the first related Senior Termination Date, the Subordinated Percentage for the Aggregate Group II Subordinated Certificates will represent the entire interest of the Aggregate Group II Subordinated Certificates in Aggregate Loan Group II and will be calculated as the difference between 100% and the Senior Percentage for the Aggregate Group II Senior Certificates for such Distribution Date.

                     The "Aggregated Subordinated Percentage" for any Distribution Date and Aggregate Loan Group is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Principal Balance of the Subordinated Certificates in the related Aggregate Certificate Group immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans in that Aggregate Loan Group as of the Due Date in the month preceding the month of such Distribution Date.



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

Senior Prepayment    The "Senior Prepayment Percentage" of a Senior
Percentage:          Certificate Group for any Distribution Date occurring
                     during the seven years beginning on the first
                     Distribution Date will equal 100%. Thereafter, the Senior
                     Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates in Aggregate
                     Group II (other than the Notional Amount Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the Aggregate Group II Mortgage Loans evidenced by the Aggregate Group II Subordinate
                     Certificates. Increasing the respective interest of the Subordinated Certificates relative to the Senior
                     Certificates in Aggregate Group II is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

                     The Senior Prepayment Percentage for any Distribution Date and any Senior Certificate Group occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any Distribution Date the related Senior Percentage of a Senior Certificate Group exceeds the Senior Percentage of such Senior Certificate Group as of the Closing Date, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

                     Notwithstanding the preceding paragraph, if (x) on or before the Distribution Date in May 2009, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage for the Aggregate Group II Subordinated Certificates as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Aggregate Group II Mortgage Loans do not exceed 20% of the related original subordinate principal balance, the Senior Prepayment Percentage for each Senior Certificate Group in Aggregate Group II will equal the Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage and (y) after the Distribution Date in May 2009, the Aggregate Subordinated Percentage for the Aggregate Group II Subordinate Certificates is at least 200% of the Aggregate Subordinated Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Aggregate Loan Group II Mortgage Loans do not exceed 30% of the original subordinate principal balance (the "Two Times Test"), the Senior Prepayment Percentage for each Senior Certificate Group in Aggregate Loan Group II will equal the Senior Percentage.


Senior Termination   The "Senior Termination Date" for a Senior Certificate
Date:                Group is the Distribution Date on which the aggregate
                     Class Principal Balance of the Senior Certificates of such Senior Certificate Group is reduced to zero.

Credit Enhancement:  Credit enhancement will be provided by:
                     o The subordination of one or more classes of the securities of the series
                     o The preferential allocation of some or all of the prepayments on the Aggregate Loan Group II Mortgage Loans to the Aggregate Group II Senior Certificates in order to increase the level of subordination in the trust related to the Aggregate Group II Senior Certificates.

Net Mortgage Rate:   The "Net Mortgage Rate" with respect to any Mortgage Loan
                     is the related Mortgage Rate minus the related Servicing
                     Fee Rate and lender paid mortgage insurance, if any.



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

Loss and             Notwithstanding the foregoing, no decrease in the related
Delinquency Tests:   Senior Prepayment Percentage will occur unless both of
                     the step down conditions listed below are satisfied:

                     o the outstanding principal balance of all Mortgage Loans in Aggregate Loan Group II delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the trust fund and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Aggregate Group II Subordinated Certificates, does not equal or exceed 50%, and
                     o cumulative Realized Losses on the Mortgage Loans in Aggregate Loan Group II do not exceed

                              (a) commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of the aggregate Class Principal Balance of the related Aggregate Subordinated Certificates as of the Closing Date (with respect to the Aggregate Subordinated
                                       Certificates, the "original subordinate
                                       principal balance"),

                              (b) commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

                              (c) commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

                              (d) commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

                              (e) commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

Allocation of        Any realized losses (other than Excess Losses) on the
Realized Losses:     Mortgage Loans in a Loan Group in Aggregate Loan Group II
                     will be allocated as follows: first, to the related
                     Aggregate Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance thereof has been reduced to zero; and thereafter, to the Senior
                     Certificates of the related Senior Certificate Group.

                     On each Distribution Date, Excess Losses on the Mortgage Loans in a Loan Group in Aggregate Loan Group II will be allocated pro rata among the Classes of Senior Certificates of the related Senior Certificate Group and the Aggregate Group II Subordinated Certificates as follows: (i) in the case of the Senior Certificates, the Senior Percentage of such Excess Loss will be allocated among the Classes of Senior Certificates (other than the Notional Amount Certificates) in the related Senior Certificate Group pro rata based on their Class Principal Balances immediately prior to that Distribution Date and
                     (ii) in the case of the Aggregate Group II Subordinated Certificates, the Subordinated Percentage of such Excess Loss will be allocated among the Classes of Aggregate Group II Subordinated Certificates pro rata based on each Class' share of the related Subordinated Portion for the related Loan Group.

Excess Loss:         "Excess Losses" are special hazard, fraud or bankruptcy
                     losses that exceed levels specified by the Rating
                     Agencies based on their analysis of the Mortgage Loans.

Senior Credit        The "Senior Credit Support Depletion Date" for the
Support Depletion    Aggregate Group II Senior Certificates is the date on
Date:                which the aggregate Class Principal Balance of the
                     Aggregate Group II Subordinated Certificates has been reduced to zero.



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

Certificate          With respect to any Distribution Date, from the Senior
Priority of          Principal Distribution Amount for the Group 2 Mortgage
Distributions:       Loans, sequentially to the Class A-R and Class 2-A
                     Certificates, in that order, until retired.

                     With respect to any Distribution Date, from the Senior Principal Distribution Amount for the Group 3 Mortgage Loans, to the Class 3-A Certificates until retired.

Trust Tax Status:    One or more REMICs.

ERISA Eligibility:   Subject to the considerations in the Prospectus and the
                     Free Writing Prospectus, the Offered Certificates are
                     ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income
                     Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

SMMEA Eligibility:   It is anticipated that the Offered Certificates will be
                     mortgage related securities for purposes of the Secondary
                     Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration         This term sheet does not contain all information that is
Statement and        required to be included in a registration statement, or
Prospectus:          in a base prospectus and prospectus supplement.
                     The Depositor has filed a registration statement
                     (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
                     Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
                     1-866-718-1649.

                     The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                     http://www.sec.gov/Archives/edgar/data/762153/00009141210
                     6000636/0000914121-06-000636.txt.

Risk Factors:        PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN
                     THE REGISTRATION STATEMENT AND IN THE FREE WRITING
                     PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY MORTGAGE LOAN
                     TRUST 2006-8AR TRANSACTION REFERRED FOR A DESCRIPTION OF
                     INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH
                     AN INVESTMENT IN THE OFFERED CERTIFICATES.



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

Static Pool          Information concerning the sponsor's prior residential
Information:         mortgage loan securitizations involving fixed- and
                     adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/Prime_
                     AltA.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

                 Weighted Average Life ("WAL") Sensitivity(1)
               To Maturity (of the last maturing Mortgage Loan)


-------------------------------------------------------------------------------------------------------
Prepay    Prepayment Assumption         0            15            25           35            50
Speed     (%)
-------------------------------------------------------------------------------------------------------
   2-A    WAL (yrs)                   22.02         5.53          3.23         2.14          1.32
          Principal Window           1 - 359       1 - 359      1 - 359       1 - 359       1 - 353
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Prepay    Prepayment Assumption         0            15            25           35            50
Speed     (%)
-------------------------------------------------------------------------------------------------------
   3-A    WAL (yrs)                   22.14         5.54          3.24         2.14          1.32
          Principal Window           1 - 360       1 - 360      1 - 360       1 - 360       1 - 354
-------------------------------------------------------------------------------------------------------






1.    Run using Structuring Assumptions as further described herein



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

Structuring Assumptions

      o the Aggregate Loan Group II Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption,

      o no defaults in the payment by mortgagors of principal of and interest on the Aggregate Loan Group II Mortgage Loans are experienced,

      o scheduled payments on the Aggregate Loan Group II Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

      o the scheduled monthly payment for each Aggregate Loan Group II Mortgage Loan is calculated based on its principal balance, mortgage rate and remaining term to stated maturity, so that each Aggregate Loan Group II Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Aggregate Loan Group II Mortgage Loan by its remaining term to stated maturity, in some cases following an interest only period, as indicated in the table below,

      o prepayments are allocated as described in this preliminary termsheet and in the free writing prospectus without giving effect to loss and delinquency tests,

      o the initial Class Principal Balance of each Class of Offered Certificates is as set forth on page 2 of this preliminary termsheet,

      o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Aggregate Loan Group II Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date,

      o distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

      o     the Closing Date of the sale of the Certificates is May 31, 2006,

      o neither the Seller nor any Originator is required to repurchase or substitute for any Aggregate Loan Group II Mortgage Loans,

      o the levels of the Six-Month LIBOR and One-Year LIBOR Indices remain constant at 5.274% and 5.394% respectively,

      o     The Clean-up Call is not exercised,

      o the Mortgage Rate on each Aggregate Loan Group II Mortgage Loan with an adjustable Mortgage Rate will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Initial and Subsequent Periodic Rate Caps (as applicable), set forth in the table below,

      o scheduled monthly payments on each Aggregate Loan Group II Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Aggregate Loan Group II Mortgage Loan to equal the fully amortizing payment described above, in some cases, following an interest only period, and

      o Aggregate Loan Group II consists of 37 Mortgage Loans with the following characteristics



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

                                                                   Original   Remaining
                               Cut-off                  Current     Term to    Term to     Initial   Subsequent
                                 Date        Current      Net       Stated      Stated    Periodic    Periodic    Gross
                Index         Principal     Mortgage    Mortgage   Maturity    Maturity     Rate        Rate      Margin
  Type          Name         Balance ($)    Rate (%)    Rate (%)   (Months)    (Months)    Cap (%)    Cap (%)      (%)
---------- ---------------- --------------- ---------- ----------- ---------- ----------- ---------- ----------- ---------
   ARM      1 Year LIBOR      318,313.94     6.50000    6.12500       360        349       5.00000    2.00000    2.25000
   ARM      1 Year LIBOR     2,191,256.10    6.76263    6.38763       360        358       6.00000    2.00000    2.25000
   ARM      1 Year LIBOR      892,000.00     6.62220    6.24720       360        358       5.00000    2.00000    2.25000
   ARM      1 Year LIBOR      880,000.00     6.37500    6.00000       360        358       5.00000    2.00000    2.25000
   ARM      1 Year LIBOR     1,832,000.00    6.51583    6.14083       360        357       6.00000    2.00000    2.25000
   ARM      1 Year LIBOR      558,400.00     6.87500    6.50000       360        359       6.00000    2.00000    2.25000
   ARM      1 Year LIBOR     1,003,000.00    6.24439    5.86939       360        359       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR    1,204,937.89    6.87500    6.50000       360        358       5.00000    1.00000    3.12500
   ARM      6 Month LIBOR     948,020.04     6.55241    6.17741       360        358       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR     797,922.02     6.75000    6.37500       360        358       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR    1,108,482.02    6.83233    6.45733       360        359       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR     667,500.00     6.00000    5.62500       360        359       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR     530,000.00     5.50000    5.12500       360        357       5.00000    1.00000    2.25000
   ARM      6 Month LIBOR    9,546,580.19    6.67149    6.29649       360        358       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR    7,810,286.00    6.72423    6.34923       360        358       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR    1,357,312.00    6.69685    6.32185       360        358       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR   11,443,570.00    6.72668    6.35168       360        359       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR     456,000.00     6.62500    6.25000       360        358       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR     332,527.30     6.75000    6.37500      360*        359       5.95000    2.00000    2.25000
   ARM      6 Month LIBOR     423,245.53     6.87500    6.50000      360*        358       6.00000    2.00000    2.25000
   ARM      1 Year LIBOR      693,790.13     6.71855    6.34355       360        357       5.00000    2.00000    2.25000
   ARM      1 Year LIBOR     1,009,968.08    7.22480    6.84980       360        359       6.00000    2.00000    2.75000
   ARM      1 Year LIBOR     3,455,500.00    6.64746    6.27246       360        358       5.00000    2.00000    2.25000
   ARM      1 Year LIBOR      987,950.00     6.80718    6.43218       360        359       5.00000    2.00000    2.25000
   ARM      1 Year LIBOR      159,947.72     6.50000    6.12500       360        355       6.00000    2.00000    2.25000
   ARM      1 Year LIBOR      650,000.00     6.87500    6.50000       360        358       6.00000    2.00000    2.25000
   ARM      1 Year LIBOR     1,480,000.00    6.72297    6.34797       360        359       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR    5,023,345.13    6.94442    6.56942       360        360       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR    2,994,028.99    6.66692    6.29192       360        359       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR     648,311.62     6.75000    6.37500       360        358       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR   46,611,404.67    6.90129    6.52629       360        359       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR   17,106,261.88    6.86305    6.48805       360        359       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR    1,051,000.00    6.61323    6.23823       360        358       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR    1,055,200.00    7.19323    6.81823       360        359       6.00000    2.00000    2.52293
   ARM      6 Month LIBOR     438,400.00     6.75000    6.37500       360        359       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR   17,870,790.47    6.80286    6.42786       360        359       6.00000    2.00000    2.25000
   ARM      6 Month LIBOR    1,095,000.00    7.05377    6.67877       360        358       6.00000    2.00000    2.25000



             Maximum     Minimum                    Rate      Remaining
             Mortgage    Mortgage    Months to     Reset     Interest-Only
               Rate        Rate      Next Rate   Frequency      Period
  Type         (%)         (%)      Adjustment    (Months)     (Months)     Group
----------  ----------- ----------- ------------ ----------- ------------- --------
   ARM       11.50000    2.25000        73           12          N/A          2
   ARM       12.76263    2.25000        82           12           82          2
   ARM       11.62220    2.25000        82           12          118          2
   ARM       11.37500    2.25000        82           12          118          2
   ARM       12.51583    2.25000        81           12          117          2
   ARM       12.87500    2.25000        83           12          119          2
   ARM       12.24439    2.25000        83           12          119          2
   ARM       11.87500    3.12500        82           6           N/A          2
   ARM       12.55241    2.25000        82           6           N/A          2
   ARM       12.75000    2.25000        82           6           N/A          2
   ARM       12.83233    2.25000        83           6           N/A          2
   ARM       12.00000    2.25000        83           6            83          2
   ARM       10.50000    2.25000        81           6           117          2
   ARM       12.67149    2.25000        82           6           118          2
   ARM       12.72423    2.25000        82           6           118          2
   ARM       12.69685    2.25000        82           6           118          2
   ARM       12.72668    2.36054        83           6           119          2
   ARM       12.62500    2.25000        82           6           118          2
   ARM       12.75000    2.25000        119          6           N/A          3
   ARM       12.87500    2.25000        118          6           N/A          3
   ARM       11.71855    2.25000        117          12          N/A          3
   ARM       13.22480    4.59636        119          12          N/A          3
   ARM       11.64746    2.25000        118          12          118          3
   ARM       11.80718    2.25000        119          12          119          3
   ARM       12.50000    2.25000        115          12          115          3
   ARM       12.87500    2.25000        118          12          118          3
   ARM       12.72297    2.25000        119          12          119          3
   ARM       12.94442    2.25000        120          6           N/A          3
   ARM       12.66692    2.25000        119          6           N/A          3
   ARM       12.75000    2.25000        118          6           N/A          3
   ARM       12.90129    2.25000        119          6           119          3
   ARM       13.14328    2.25950        119          6           119          3
   ARM       12.61323    2.25000        118          6           118          3
   ARM       13.19323    2.52293        119          6           119          3
   ARM       12.75000    2.25000        119          6           119          3
   ARM       12.80286    2.25000        119          6           119          3
   ARM       13.05377    2.25000        118          6           118          3

      *     Balloon Loan; Original Amortization is 480



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

               Preliminary Collateral Information for MSM 06-6AR
                             Group 2: 7/1 Hybrids
                               44MM (+ / - 10%)
                             Senior/Sub Structure

GWAC                                6.66% (+/- .10%)
GWAC Range                          5.50% - 7.125%
NWAC                                6.29% (+/- .10%)
Floating Rate Index                 82% - 6mo LIBOR, 18% - 1yr LIBOR
WA Net Margin                       1.90% (+/- .10%)
Cap Structure                       Initial: 5.91% Avg (+/- 5%)
                                    Periodic: 2% (+/- 5%) (Some are 1%
                                    semi-annual caps)
                                    Lifetime: 5.91% Avg (+/- 5%)
WA MTR                              82 months (+/- 3)
WALA                                2 month (+/- 3)
Average loan size                   $605,000 (+/- 50k)
Conforming Balance                  6% (+/- 10%)
Max loan size                       $2,000,000
Average LTV                         73% (+/- 10%)
Max Loans > 80 LTV with no MI or    0%
Pledged Assets
Average FICO                        711 (+/- 10 points)
Minimum FICO                        620
Full / Alt documentation            11% (+/- 10%)
Max no documentation                10%
Interest Only                       90% (+/- 10%)
Owner occupied                      92% (+/- 10%)
Property type                       88% single family detached/PUD (+/- 10%)
Investor properties                 5% (+/- 10%)
Loan purpose                        39% cash-out refinance (+/- 10%)
Prepay penalties                    61% (33% - 3yr) (+/- 10%)
California Concentration            75% (+/- 10%)


Note: All characteristics are preliminary and are subject to the final collateral pool



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

               Preliminary Collateral Information for MSM 06-6AR
                             Group 3: 10/1 Hybrids
                               103MM (+ / - 10%)
                             Senior/Sub Structure

GWAC                           6.86% (+/- .10%)
GWAC Range                     5.625% - 7.375%
NWAC                           6.49% (+/- .10%)
Floating Rate Index            92% - 6mo LIBOR, 8% - 1yr LIBOR
WA Net Margin                  1.88% (+/- .10%)
Cap Structure                  Initial: 5.95% Avg (+/- 5%)
                               Periodic: 2% (+/- 5%) (Some are 1% semi-annual
                               caps)
                               Lifetime: 6.00% Avg (+/- 5%)
WA MTR                         119 months (+/- 3)
WALA                           1 month (+/- 3)
Average loan size              $560,000 (+/- 50k)
Conforming Balance             14% (+/- 10%)
Max loan size                  $1,700,000
Average LTV                    75% (+/- 10%)
Max Loans > 80 LTV with no     0%
MI or Pledged Assets
Average FICO                   701 (+/- 10 points)
Minimum FICO                   620
Full / Alt documentation       8% (+/- 10%)
Max no documentation           9%
Interest Only                  89% (+/- 10%)
Owner occupied                 90% (+/- 10%)
Property type                  75% single family detached/PUD (+/- 10%)
Investor properties            10% (+/- 10%)
Loan purpose                   41% cash-out refinance (+/- 10%)
Prepay penalties               46% (21% - 3yr) (+/- 10%)
California Concentration       77% (+/- 10%)

Note: All characteristics are preliminary and are subject to the final collateral pool



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

                                   EXHIBIT 1

The mortgage rate (the "Mortgage Rate") of each of the Mortgage Loans with an adjustable Mortgage Rate will be fixed for a certain period of time after the origination of that Mortgage Loan (which, in the case of certain Group 1 Mortgage Loans may be as short as six months). Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, either semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an "Adjustment Date"), to equal the sum of, rounded to the nearest 0.125% of (1):

o if such Mortgage Rate adjusts based upon the Six-Month LIBOR Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "Six-Month LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year LIBOR Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Year LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related Mortgage Note (the "One-Year CMT Index", and each of the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index, a "Mortgage Index"),

The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the "FICO Scores" tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

"Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and
(ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

The model used in this prospectus supplement with respect to the Mortgage Loans assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. 0% CPR assumes no prepayments. No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

                                   EXHIBIT 2

GMAC Mortgage Corporation

The Sponsor has contracted with GMAC to service the Mortgage Loans owned by the Issuing Entity respect to which the Sponsor owns the servicing rights (the "Sponsor Servicing Rights Mortgage Loans"). GMAC did not originate any of the Sponsor Servicing Rights Mortgage Loans. The Sponsor has the right to terminate GMAC as servicer of the Sponsor Servicing Rights Mortgage Loans at any time, without cause, and sell the servicing rights to a third party as described in "Servicing of the Mortgage Loans--Seller's Retention of Servicing Rights" in this prospectus supplement.

General. GMAC Mortgage Corporation ("GMACM") is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital Corporation ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

GMAC entered the residential real estate finance business in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMACM.

GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMACM.


                       --------------------------------

                          General Motors Corporation

                       --------------------------------
                                      |
                                      |
                       --------------------------------

                          General Motors Acceptance
                                 Corporation
                                    (GMAC)

                       --------------------------------
                                      |
                                      |
                       --------------------------------

                       Residential Capital Corporation
                                   (ResCap)

                       --------------------------------
                                      |
                                      |
                       --------------------------------

                          GMAC Mortgage Corporation

                       --------------------------------



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

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MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

Servicing Activities. GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset). The following table sets forth the types of residential mortgage loans comprising GMACM's primary servicing portfolio for which GMACM holds the corresponding mortgage servicing rights.

As of December 31, 2004, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2 million residential mortgage loans having an aggregate unpaid principal balance of $218 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 99,082 residential mortgage loans having an aggregate principal balance of over $13.9 billion.

As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the mortgage loans.

GMAC Mortgage Corporation Servicing Experience. The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans General Motors Corporation General Motors Acceptance Corporation (GMAC) Residential Capital Corporation (ResCap) GMAC Mortgage Corporation for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $186.4 billion, $32.4 billion, $18.1 billion and $13.0 billion during the year ended December 31, 2005 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

          GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO ($ IN MILLIONS)
------------------------------------------------------------------------------------------
                                                 For the Year Ended December 31,
                                      ----------------------------------------------------
                                         2005          2004          2003          2002
                                      ----------    ----------    ----------    ----------

Prime Conforming Mortgage Loans
-------------------------------
No. of Loans                           1,392,870     1,323,249     1,308,284     1,418,843
Dollar Amount of Loans                $  186,364    $  165,521    $  153,601    $  150,421
Percentage Change from Prior Year          12.59%         7.76%         2.11%          N/A

Prime Non-Conforming Mortgage Loans
-----------------------------------
No. of Loans                              69,488        53,119        34,041        36,225
Dollar Amount of Loans                $   32,385    $   23,604    $   13,937    $   12,543
Percentage Change from Prior Year          37.20%        69.36%        11.12%          N/A

Government Mortgage Loans
-------------------------
No. of Loans                             181,679       191,844       191,023       230,085
Dollar Amount of Loans                $   18,098    $   18,328    $   17,594    $   21,174
Percentage Change from Prior Year         -1.25%          4.17%      -16.91%           N/A

Second Lien Mortgage Loans
--------------------------
No. of Loans                             392,261       350,334       282,128       261,416
Dollar Amount of Loans                $   13,034    $   10,374    $    7,023    $    6,666
Percentage Change from Prior Year          25.64%        47.71%         5.36%          N/A

Total Mortgage Loans Serviced
-----------------------------
No. of Loans                           2,036,298     1,918,546     1,815,476     1,946,569
Dollar Amount of Loans                $  249,881    $  217,827    $  192,155    $  190,804
Percentage Change from Prior Year          14.72%        13.36%         0.71%          N/A



-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                     May 16, 2006
Securitized Products Group

                                MORGAN STANLEY
-------------------------------------------------------------------------------

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter "Morgan Stanley"). This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material may have been prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other prior communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by Morgan Stanley for distribution to market professionals and institutional investor clients only. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

Options are not for everyone. Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument. A secondary market may not exist for these securities. For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication `Characteristics and Risks of Standardized Options,' which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority's rules). In Japan, this communication is directed to the sophisticated institutional investors as defined under the Foreign Broker Dealer Law of Japan and the ordinances thereunder. For additional information, research reports and important disclosures see https://secure.ms.com/servlet/cls. The trademarks and service marks contained herein are the property of their respective owners.

This material may not be sold or redistributed without the prior written consent of Morgan Stanley.


-------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
-------------------------------------------------------------------------------